Calculation of Filing Fee Tables
S-3
PUBLIC SERVICE ENTERPRISE GROUP INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, no par value	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred stock, no par value	457(r)				0.000087
Fees to be Paid	3	Equity	Stock Purchase Contracts	457(r)				0.000087
Fees to be Paid	4	Equity	Stock Purchase Units	457(r)				0.000087
Fees to be Paid	5	Debt	Senior Debt Securities	457(r)				0.000087
Fees to be Paid	6	Debt	Subordinated Debt Securities	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Common stock, no par value	415(a)(6)	2,500,000					S-3	333-275509	11/13/2023	$ 16,073.00
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Except for the 2,500,000 shares of Common Stock referred to in the table above under "Carry Forward Securities" and in footnote (7) below that are being separately registered, an indeterminate amount of securities and aggregate offering price of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees that may be payable and will pay on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[2]	Except for the 2,500,000 shares of Common Stock referred to in the table above under "Carry Forward Securities" and in footnote (7) below that are being separately registered, an indeterminate amount of securities and aggregate offering price of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees that may be payable and will pay on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[3]	Except for the 2,500,000 shares of Common Stock referred to in the table above under "Carry Forward Securities" and in footnote (7) below that are being separately registered, an indeterminate amount of securities and aggregate offering price of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees that may be payable and will pay on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[4]	Except for the 2,500,000 shares of Common Stock referred to in the table above under "Carry Forward Securities" and in footnote (7) below that are being separately registered, an indeterminate amount of securities and aggregate offering price of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees that may be payable and will pay on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment. Each Stock Purchase Unit consists of (a) Stock Purchase Contract under which the holder upon settlement will purchase an indeterminate number of shares of Common Stock of the Registrant and (b) either debt securities of the Registrant or debt obligations of a third party, including U.S. Treasury securities.

[5]	Except for the 2,500,000 shares of Common Stock referred to in the table above under "Carry Forward Securities" and in footnote (7) below that are being separately registered, an indeterminate amount of securities and aggregate offering price of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees that may be payable and will pay on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[6]	Except for the 2,500,000 shares of Common Stock referred to in the table above under "Carry Forward Securities" and in footnote (7) below that are being separately registered, an indeterminate amount of securities and aggregate offering price of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees that may be payable and will pay on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[7]	Represents shares of Common Stock to be offered pursuant to the Enterprise Direct dividend reinvestment and stock purchase plan prospectus included in the Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Registration Statement includes 2,500,000 shares of Common Stock that had been previously registered on the Registrant's Registration Statement No. 333-275509, originally filed on November 13, 2023 (the "2023 Registration Statement") and remain unsold. The 2,500,000 shares of Common Stock were originally registered on the Registrant's Registration Statement No. 333-221638, originally filed on November 17, 2017 (the "Original Registration Statement") and carried forward to the Registrant's Registration Statement No. 333-250825, originally filed on November 20, 2020 (the "2020 Registration Statement and, together with the 2023 Registration Statement, the "Prior Registration Statements") and then to the 2023 Registration Statement. In connection with the registration of such unsold shares on the Original Registration Statement, the Registrant paid a filing fee of $16,073, which was subsequently applied to the Prior Registration Statements pursuant to Rule 415(a)(6), which fee will continue to be applied to such unsold shares of Common Stock. Accordingly, there is no registration fee due in connection with such unsold shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date